CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia St. Indiana, PA mark.kochvar@stbank.com www.stbancorp.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2020 Results

Indiana, Pa. - January 28, 2021 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York, announced its fourth quarter and full year 2020 earnings. Net income was $24.2 million, or $0.62 per diluted share, for the fourth quarter compared to net income of $16.7 million, or $0.43 per diluted share, for the third quarter of 2020, and $22.3 million, or $0.62 per diluted share, for the fourth quarter of 2019.

Net income was $21.0 million, or $0.53 per diluted share, for the year ended December 31, 2020 compared to net income of $98.2 million, or $2.82 per diluted share, for 2019. A loss of $58.7 million was recognized during the second quarter of 2020 related to a customer fraud resulting from a check kiting scheme. This fraud loss reduced net income by $46.3 million, or $1.19 per diluted share, for the full year 2020.

Fourth Quarter of 2020 Highlights:
Return on average assets (ROA) was 1.05%, return on average equity (ROE) was 8.35% and return on average tangible equity (ROTE) (non-GAAP) was 12.71%.
•Pre-tax pre-provision to average assets (PTPP) (non-GAAP) was 1.61%.
•Net interest margin (FTE) (non-GAAP) increased 9 basis points to 3.38% compared to 3.29% for the third quarter of
2020.
•Portfolio loans decreased $169.0 million compared to September 30, 2020.
•Deposits decreased $213.3 million compared to September 30, 2020.
•The allowance for credit losses to total portfolio loans was 1.63% at December 31, 2020 compared to 1.64% at September 30, 2020.
•S&T's Board of Directors declared a $0.28 per share dividend which is consistent with the same period last year.
Full Year 2020 Highlights:
•ROA was 0.23%, ROE was 1.80% and ROTE (non-GAAP) was 2.92%. Excluding the loss from the customer fraud
ROA (non-GAAP) was 0.74%, ROE (non-GAAP) was 5.76% and ROTE (non-GAAP) was 8.80%.
•PTPP (non-GAAP) was 1.67%.

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S&T Earnings Release - 2

•Portfolio loans increased $88.7 million, or 1.2%, compared to December 31, 2019.
•Deposits increased $384.0 million, or 5.5%, compared to December 31, 2019.
•Mortgage banking income increased $8.4 million to $10.9 million compared to 2019 due to strong refinance activity.
•Full year 2020 dividends declared increased 2.8% to $1.12 compared to $1.09 in 2019.

“The year 2020 was challenging for our country, the banking industry and S&T. I continue to be amazed by the resilience of our team of bankers and the communities that we serve during these difficult times," said Todd Brice, chief executive officer of S&T. "As I move on to my next chapter of retirement this coming March, I’m gratified to know that the S&T team will continue to perform at a high level for the benefit of all of our stakeholders."
Fourth Quarter of 2020 Results (three months ended December 31, 2020)
Net Interest Income
Net interest income increased $0.6 million to $69.9 million compared to $69.3 million in the third quarter of 2020. The increase in net interest income was primarily due to a reduction in deposit costs and the increased contribution of Paycheck Protection Program (PPP) loans to net interest income. Total interest-bearing deposit costs decreased 12 basis points to 0.36% as higher cost Certificates of Deposits and Money Market accounts repriced. The PPP contribution increased by $1.7 million compared to the third quarter of 2020 due to the beginning of loan forgiveness, which led to an increase in loan yield of 2 basis points to 3.89%. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) increased 9 basis points to 3.38% compared to 3.29% in the prior quarter. Excluding PPP, net interest margin (FTE) (non-GAAP) declined 1 basis point to 3.35% compared to 3.36%.

Asset Quality
The provision for credit losses decreased $10.4 million to $7.1 million for the fourth quarter of 2020 compared to $17.5 million in the third quarter of 2020. Net loan charge-offs were $11.2 million for the fourth quarter of 2020 compared to $12.9 million in the third quarter of 2020. Total nonperforming loans increased $62.7 million to $146.8 million, or 2.03% of total loans, at December 31, 2020 compared to $84.1 million, or 1.13% of total loans at September 30, 2020. The increase in nonperforming loans primarily related to the addition of $56.7 million of hotel loans. The hotel loans have specific reserves of $6.7 million at December 31, 2020 which were based upon updated appraisals received during the fourth quarter of 2020. The allowance for credit losses was 1.63% of total portfolio loans at December 31, 2020 compared to 1.64% at September 30, 2020. Excluding PPP loans, the allowance for credit losses was 1.74% of total portfolio loans at December 31, 2020 compared to 1.77% at September 30, 2020.

Noninterest Income and Expense
Noninterest income decreased $0.9 million to $15.6 million in the fourth quarter of 2020 compared to $16.5 million in the third quarter of 2020. The decrease in noninterest income was primarily due to a decline in mortgage banking income due to lower activity compared to the third quarter of 2020. Noninterest expense increased $0.3 million to $48.5 million in the fourth quarter of 2020 compared to $48.2 million in the third quarter of 2020. Other noninterest expense increased $1.8 million mainly related to higher loan workout costs compared to the prior quarter. Salaries and employee benefits decreased $1.8 million due to lower incentives, pension and medical costs compared to the prior quarter.
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S&T Earnings Release - 3

Financial Condition
Total assets decreased $222.7 million to $9.0 billion at December 31, 2020 compared to $9.2 billion at September 30, 2020. Portfolio loans decreased $169.0 million compared to September 30, 2020 as loan originations continue to be impacted by the pandemic and $85.0 million of PPP loans were forgiven during the fourth quarter of 2020. Securities increased $55.5 million compared to September 30, 2020 due to cash being redeployed to higher yielding assets. Total deposits decreased $213.3 million mainly due to decreases in interest-bearing demand of $118.4 million, money market of $96.5 million and certificates of deposits of $58.6 million compared to September 30, 2020.

All capital ratios increased at December 31, 2020 compared to September 30, 2020 and remain above the well-capitalized thresholds of federal bank regulatory agencies.
Full Year 2020 Results (twelve months ended December 31, 2020)
Full year net income was $21.0 million, or $0.53 per diluted share, for the year ended December 31, 2020 compared to net income of $98.2 million, or $2.82 per diluted share, for 2019. A loss of $58.7 million was recognized during the second quarter of 2020 related to a customer fraud resulting from a check kiting scheme. This fraud loss reduced net income by $46.3 million or $1.19 per diluted share. Full year results were impacted by the DNB Financial Corporation (DNB) merger that occurred on November 30, 2019 with 12 months of impact in 2020 compared to only one month in 2019.
Net interest income increased $32.6 million, or 13.2%, compared to 2019 primarily due to the merger with DNB. Net interest income was impacted by the decrease in interest rates and the effects of the pandemic on loan growth throughout 2020. Net interest margin (FTE) (non-GAAP) decreased 26 basis points to 3.38% compared to 3.64% for 2019. Noninterest income increased $7.2 million compared to the prior year primarily related to higher mortgage banking income of $8.4 million offset by the impact of the pandemic mainly on service charges on deposit accounts. Noninterest expense increased $19.5 million compared to 2019. The DNB merger increased operating expenses which was offset by a reduction of $9.0 million in merger related expenses. FDIC insurance increased $4.3 million due to the DNB merger, the impact of recent financial results on certain components of the assessment calculation and Small Bank Assessment Credits received in 2019. Other expense increased $5.8 million in part due to higher loan collection costs in 2020 compared to 2019. The efficiency ratio (non-GAAP) for 2020, excluding merger related expenses, was 53.86% compared to 51.39% for 2019.
The provision for credit losses increased $116.5 million to $131.4 million for 2020 compared to $14.9 million for 2019. Excluding the customer fraud loss of $58.7 million, the provision was $72.7 million for 2020. The provision for credit losses increased significantly in 2020 due to the pandemic and the adoption of Current Expected Credit Losses (CECL) on January 1, 2020. Net loan charge-offs were $103.4 million for 2020 compared to $13.6 million for 2019. Excluding the customer fraud, charge-offs were $44.7 million for 2020. Total nonperforming loans increased $92.7 million to $146.8 million, or 2.03% of total loans, at December 31, 2020 compared to $54.1 million, or 0.76% of total loans at December 31, 2019. The increase in nonperforming loans primarily related to the addition of $56.7 million of hotel loans. The allowance for credit losses was 1.63% of total portfolio loans as of December 31, 2020 compared to 0.87% at December 31, 2019. Excluding PPP loans, the allowance for credit losses was 1.74% of total portfolio loans at December 31, 2020. The adoption of CECL increased the allowance for credit losses by $17.5 million on January 1, 2020.
Dividend
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S&T Earnings Release - 4

The Board of Directors of S&T declared a $0.28 per share cash dividend at its regular meeting held January 25, 2021. This is consistent with the common stock dividend declared in the same period in the prior year. The dividend is payable February 25, 2021 to shareholders of record on February 11, 2021. Dividends declared in 2020 increased $0.03, or 2.8%, to $1.12 compared to $1.09 for 2019.
Non-GAAP Financial Measures
This release presents certain non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP measures, see "Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures" in the accompanying tables.
Conference Call
S&T will host its fourth quarter 2020 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, January 28, 2021. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select "4th Quarter 2020 Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until February 4, 2021, by dialing 1.877.481.4010; the Conference ID is 39369.
About S&T Bancorp, Inc.
S&T Bancorp, Inc. is a $9.0 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was recently ranked #1 in customer satisfaction with retail banking in the Mid-Atlantic including best in communication and advice by J.D. Power. Established in 1902, S&T Bank operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram, and LinkedIn.
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets
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S&T Earnings Release - 5

and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices, or guidance, for example, our adoption of CECL; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, including DNB, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.

Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2019, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	2020	2020	2019
	Fourth	Third Quarter	Fourth Quarter
(dollars in thousands, except per share data)	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$71,148	$72,263	$77,426
Investment securities:
Taxable	3,371	3,473	3,744
Tax-exempt	851	885	836
Dividends	178	227	451
Total Interest and Dividend Income	75,548	76,848	82,457

INTEREST EXPENSE
Deposits	4,795	6,626	15,783
Borrowings and junior subordinated debt securities	824	946	2,262
Total Interest Expense	5,619	7,572	18,045

NET INTEREST INCOME	69,929	69,276	64,412
Provision for credit losses	7,130	17,485	2,105
Net Interest Income After Provision for Credit Losses	62,799	51,791	62,307

NONINTEREST INCOME
Loss on sale of securities	—	—	(26)
Debit and credit card fees	3,830	4,171	3,454
Mortgage banking	3,100	3,964	765
Service charges on deposit accounts	2,984	2,820	3,540
Wealth management	2,486	2,522	2,412
Commercial loan swap income	812	499	2,356
Other	2,397	2,507	2,730
Total Noninterest Income	15,609	16,483	15,231

NONINTEREST EXPENSE
Salaries and employee benefits	22,789	24,571	22,851
Net occupancy	4,068	3,441	3,219
Data processing and information technology	3,835	4,218	4,141
Furniture, equipment and software	2,904	2,440	2,337
Marketing	2,113	1,793	1,116
Other taxes	1,806	1,612	(818)
Professional services and legal	1,503	1,911	862
FDIC insurance	1,372	1,900	222
Merger related expenses	—	—	10,179
Other	8,138	6,360	6,069
Total Noninterest Expense	48,528	48,246	50,178

Income Before Taxes	29,880	20,028	27,360
Income Tax Expense	5,703	3,323	5,091

Net Income	$24,177	$16,705	$22,269

Per Share Data:
Shares outstanding at end of period	39,298,007	39,251,638	39,560,304
Average diluted shares outstanding	39,021,008	39,020,811	35,913,237
Diluted earnings per share	$0.62	$0.43	$0.62
Dividends declared per share	$0.28	$0.28	$0.28
Dividend yield (annualized)	4.51%	6.33%	2.78%
Dividends paid to net income	45.40%	65.61%	42.94%
Book value	$29.38	$29.10	$30.13
Tangible book value (1)	$19.71	$19.40	$20.52
Market value	$24.84	$17.69	$40.29

Profitability Ratios (annualized)
Return on average assets	1.05%	0.72%	1.11%
Return on average shareholders' equity	8.35%	5.80%	8.30%
Return on average tangible shareholders' equity (2)	12.71%	8.96%	12.04%
Efficiency ratio (FTE) (3)	56.26%	55.75%	49.64%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	For the Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2020	2019
INTEREST AND DIVIDEND INCOME
Loans, including fees	$300,960	$300,625
Investment securities:
Taxable	14,918	14,733
Tax-exempt	3,497	3,302
Dividends	1,089	1,824
Total Interest and Dividend Income	320,464	320,484

INTEREST EXPENSE
Deposits	35,986	63,026
Borrowings and junior subordinated debt securities	5,090	10,667
Total Interest Expense	41,076	73,693

NET INTEREST INCOME	279,388	246,791
Provision for credit losses	131,424	14,873
Net Interest Income After Provision for Credit Losses	147,964	231,918

NONINTEREST INCOME
Net gain (loss) on sale of securities	142	(26)
Debit and credit card	15,093	13,405
Service charges on deposit accounts	11,704	13,316
Mortgage banking	10,923	2,491
Wealth management	9,957	8,623
Commercial loan swap income	4,740	5,503
Other	7,160	9,246
Total Noninterest Income	59,719	52,558

NONINTEREST EXPENSE
Salaries and employee benefits	90,115	83,986
Data processing and information technology	15,499	14,468
Net occupancy	14,529	12,103
Furniture, equipment and software	11,050	8,958
Other taxes	6,622	3,364
Professional services and legal	6,394	4,244
Marketing	5,996	4,631
FDIC insurance	5,089	758
Merger related expenses	2,342	11,350
Other	29,008	23,254
Total Noninterest Expense	186,644	167,116

Income Before Taxes	21,039	117,360
Income taxes (benefit) expense	(1)	19,126

Net Income	$21,040	$98,234

Per Share Data:
Average diluted shares outstanding	39,073,219	34,679,478
Diluted earnings per share	$0.53	$2.82
Dividends declared per share	$1.12	$1.09
Dividends paid to net income	200.89%	38.03%

Profitability Ratios
Return on average assets	0.23%	1.32%
Return on average shareholders' equity	1.80%	9.98%
Return on average tangible shareholders' equity (6)	2.92%	14.41%
Efficiency ratio (FTE) (7)	53.86%	51.39%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2020	2020	2019
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$229,666	$308,489	$169,304
Federal funds sold	—	—	28,519
Securities, at fair value	773,693	718,169	784,283
Loans held for sale	18,528	16,724	5,256
Commercial loans:
Commercial real estate	3,244,974	3,290,138	3,416,518
Commercial and industrial	1,954,453	2,042,467	1,720,833
Commercial construction	474,280	477,429	375,445
Total Commercial Loans	5,673,707	5,810,034	5,512,796
Consumer loans:
Residential mortgage	918,398	950,887	998,585
Home equity	535,165	537,869	538,348
Installment and other consumer	80,915	80,735	79,033
Consumer construction	17,675	15,343	8,390
Total Consumer Loans	1,552,153	1,584,834	1,624,356
Total Portfolio Loans	7,225,860	7,394,868	7,137,152
Allowance for credit losses	(117,612)	(120,998)	(62,224)
Total Portfolio Loans, Net	7,108,248	7,273,870	7,074,928
Federal Home Loan Bank and other restricted stock, at cost	13,030	15,777	22,977
Goodwill	373,424	373,417	371,621
Other assets	451,308	484,126	307,762
Total Assets	$8,967,897	$9,190,572	$8,764,649

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,261,994	$2,232,706	$1,698,082
Interest-bearing demand	864,510	982,956	962,331
Money market	1,937,063	2,033,585	1,949,811
Savings	969,508	938,475	830,919
Certificates of deposit	1,387,463	1,446,096	1,595,433
Total Deposits	7,420,538	7,633,818	7,036,576

Borrowings:
Securities sold under repurchase agreements	65,163	42,706	19,888
Short-term borrowings	75,000	83,000	281,319
Long-term borrowings	23,681	49,076	50,868
Junior subordinated debt securities	64,083	64,068	64,277
Total Borrowings	227,927	238,850	416,352
Other liabilities	164,721	175,789	119,723
Total Liabilities	7,813,186	8,048,457	7,572,651

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,154,711	1,142,115	1,191,998
Total Liabilities and Shareholders' Equity	$8,967,897	$9,190,572	$8,764,649

Capitalization Ratios
Shareholders' equity / assets	12.88%	12.43%	13.60%
Tangible common equity / tangible assets (4)	9.02%	8.64%	9.68%
Tier 1 leverage ratio	9.43%	9.11%	10.29%
Common equity tier 1 capital	11.33%	11.05%	11.43%
Risk-based capital - tier 1	11.74%	11.46%	11.84%
Risk-based capital - total	13.44%	13.18%	13.22%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	2020		2020		2019
	Fourth		Third Quarter		Fourth Quarter
(dollars in thousands)	Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$242,778	0.11%	$213,051	0.11%	$82,255	1.44%
Securities, at fair value	726,535	2.43%	759,094	2.41%	696,889	2.61%
Loans held for sale	4,206	2.98%	4,432	3.09%	3,582	3.56%
Commercial Loans:
Commercial real estate	3,269,109	3.77%	3,322,656	4.02%	3,056,513	4.77%
Commercial and industrial	2,012,774	3.95%	2,107,750	3.45%	1,666,061	4.77%
Commercial construction	481,136	3.42%	469,214	3.43%	339,274	4.71%
Total Commercial Loans	5,763,019	3.81%	5,899,620	3.77%	5,061,848	4.77%
Consumer Loans:
Residential mortgage	936,735	4.29%	954,861	4.33%	850,566	4.42%
Home equity	537,201	3.66%	536,735	3.73%	499,520	5.03%
Installment and other consumer	80,849	6.43%	79,649	6.47%	76,029	7.13%
Consumer construction	16,154	4.21%	14,475	4.32%	12,021	4.96%
Total Consumer Loans	1,570,939	4.18%	1,585,720	4.24%	1,438,136	4.78%
Total Portfolio Loans	7,333,958	3.89%	7,485,340	3.87%	6,499,984	4.77%
Total Loans	7,338,164	3.89%	7,489,772	3.87%	6,503,566	4.77%
Federal Home Loan Bank and other restricted stock	14,545	3.97%	15,157	5.11%	21,791	7.44%
Total Interest-earning Assets	8,322,022	3.65%	8,477,074	3.65%	7,304,501	4.53%
Noninterest-earning assets	802,037		815,930		619,586
Total Assets	$9,124,059		$9,293,004		$7,924,087

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest-bearing demand	$904,190	0.11%	$967,735	0.18%	$810,909	0.75%
Money market	2,015,248	0.20%	2,074,862	0.33%	1,791,981	1.53%
Savings	956,438	0.07%	923,208	0.07%	783,990	0.26%
Certificates of deposit	1,423,727	0.93%	1,486,016	1.16%	1,417,619	1.91%
Total Interest-bearing Deposits	5,299,603	0.36%	5,451,821	0.48%	4,804,499	1.30%
Borrowings:
Securities sold under repurchase agreements	50,607	0.25%	64,000	0.25%	14,046	0.75%
Short-term borrowings	75,728	0.22%	84,310	0.38%	241,368	2.08%
Long-term borrowings	40,986	2.43%	49,269	2.52%	56,026	2.63%
Junior subordinated debt securities	64,073	3.11%	64,057	3.19%	54,801	4.33%
Total Borrowings	231,394	1.42%	261,636	1.44%	366,241	2.45%
Total Interest-bearing Liabilities	5,530,997	0.40%	5,713,457	0.53%	5,170,740	1.38%
Noninterest-bearing liabilities	2,441,129		2,433,665		1,689,076
Shareholders' Equity	1,151,933		1,145,882		1,064,271
Total Liabilities and Shareholders' Equity	$9,124,059		$9,293,004		$7,924,087

Net Interest Margin (5)		3.38%		3.29%		3.55%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	For the Twelve Months Ended December 31,
(dollars in thousands)	2020		2019
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$179,887	0.29%	$59,941	2.06%
Securities, at fair value	764,311	2.49%	678,069	2.64%
Loans held for sale	5,105	3.13%	2,169	3.88%
Commercial Loans:
Commercial real estate	3,347,234	4.19%	2,945,278	4.92%
Commercial and industrial	2,018,318	3.85%	1,575,485	5.04%
Commercial construction	442,088	3.78%	278,665	5.11%
Total Commercial Loans	5,807,640	4.04%	4,799,428	4.97%
Consumer Loans:
Residential mortgage	964,740	4.25%	765,604	4.43%
Home equity	539,461	3.98%	475,149	5.31%
Installment and other consumer	80,032	6.56%	72,283	7.16%
Consumer construction	13,484	4.40%	10,896	5.44%
Total Consumer Loans	1,597,717	4.28%	1,323,932	4.90%
Total Portfolio Loans	7,405,357	4.09%	6,123,360	4.95%
Total Loans	7,410,462	4.09%	6,125,529	4.95%
Federal Home Loan Bank and other restricted stock	18,234	5.10%	21,833	7.52%
Total Interest-earning Assets	8,372,894	3.87%	6,885,372	4.71%
Noninterest-earning assets	779,853		550,164
Total Assets	$9,152,747		$7,435,536

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest-bearing demand	$961,823	0.28%	$641,403	0.61%
Money market	2,040,116	0.57%	1,691,910	1.79%
Savings	899,717	0.11%	766,142	0.25%
Certificates of deposit	1,517,643	1.36%	1,396,706	1.93%
Total Interest-bearing Deposits	5,419,299	0.66%	4,496,161	1.40%
Borrowings:
Securities sold under repurchase agreements	57,673	0.29%	16,863	0.65%
Short-term borrowings	155,753	0.92%	255,264	2.51%
Long-term borrowings	47,953	2.50%	66,392	2.76%
Junior subordinated debt securities	64,092	3.57%	47,934	4.82%
Total Borrowings	325,471	1.56%	386,453	2.76%
Total Interest-bearing Liabilities	5,744,770	0.72%	4,882,614	1.51%
Noninterest-bearing liabilities	2,238,488		1,569,014
Total Shareholders' Equity	1,169,489		983,908
Total Liabilities and Shareholders' Equity	$9,152,747		$7,435,536

Net Interest Margin (8)		3.38%		3.64%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	2020		2020		2019
	Fourth		Third Quarter		Fourth Quarter
(dollars in thousands)	Quarter
Nonperforming Loans (NPL)
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$105,014	3.24%	$52,805	1.60%	$29,140	0.85%
Commercial and industrial	23,337	1.19%	12,498	0.61%	13,982	0.81%
Commercial construction	384	0.08%	1,504	0.31%	737	0.20%
Total Nonperforming Commercial Loans	128,735	2.27%	66,807	1.15%	43,859	0.80%
Consumer loans:
Residential mortgage	13,008	1.42%	13,018	1.37%	7,519	0.75%
Home equity	4,935	0.92%	4,106	0.76%	2,639	0.49%
Installment and other consumer	96	0.12%	141	0.17%	40	0.05%
Total Nonperforming Consumer Loans	18,039	1.15%	17,265	1.08%	10,198	0.63%
Total Nonperforming Loans	$146,774	2.03%	$84,072	1.13%	$54,057	0.76%

(dollars in thousands)
Loan Charge-offs/(Recoveries)
Charge-offs	$12,951	$13,667	$2,798
Recoveries	(1,713)	(754)	(802)
Net Loan Charge-offs/(Recoveries)	$11,238	$12,913	$1,996

Net Loan Charge-offs (Recoveries)
Commercial Loans:
Commercial real estate	$10,185	$10,963	$829
Commercial and industrial	412	1,267	(121)
Commercial construction	293	(1)	404
Total Commercial Loan Charge-offs/(Recoveries)	10,890	12,229	1,112
Consumer loans:
Residential mortgage	68	274	112
Home equity	132	204	383
Installment and other consumer	148	206	389
Total Consumer Loan Charge-offs	348	684	884
Total Net Loan Charge-offs/(Recoveries)	$11,238	$12,913	$1,996

	For the Twelve Months Ended December 31,
(dollars in thousands)	2020	2019
Loan Charge-offs/(Recoveries)
Charge-offs	$106,365	$16,189
Recoveries	(2,986)	(2,544)
Net Loan Charge-offs/(Recoveries)	$103,379	$13,645

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$58,671	$0
Commercial real estate	27,164	3,527
Commercial and industrial	15,004	7,540
Commercial construction	271	401
Total Commercial Loan Charge-offs/(Recoveries)	101,110	11,468
Consumer loans:
Residential mortgage	435	364
Home equity	433	434
Installment and other consumer	1,401	1,461
Consumer construction	—	(82)
Total Consumer Loan Charge-offs/(Recoveries)	2,269	2,177
Total Net Loan Charge-offs/(Recoveries)	$103,379	$13,645
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12

	2020	2020	2019
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$146,774	$84,072	$54,057
OREO	2,155	2,317	3,525
Nonperforming assets	148,929	86,389	57,582
Troubled debt restructurings (nonaccruing)	29,289	18,648	8,912
Troubled debt restructurings (accruing)	17,460	18,478	36,960
Total troubled debt restructurings	46,749	37,126	45,872
Nonperforming loans / total loans	2.03%	1.13%	0.76%
Nonperforming assets / total loans plus OREO	2.06%	1.17%	0.81%
Allowance for credit losses / total portfolio loans	1.63%	1.64%	0.87%
Allowance for credit losses / nonperforming loans	80%	144%	115%
Net loan charge-offs	$11,238	$12,913	$1,996
Net loan charge-offs (annualized) / average loans	0.61%	0.69%	0.12%

		For the Twelve Months Ended December 31,
(dollars in thousands)		2020	2019
Asset Quality Data
Net loan charge-offs		$103,379	$13,645
Net loan charge-offs / average loans		1.40%	0.22%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2020	2020	2019
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,154,711	$1,142,115	$1,191,998
Less: goodwill and other intangible assets, net of deferred tax liability	(380,278)	(380,735)	(380,247)
Tangible common equity (non-GAAP)	$774,434	$761,380	$811,751
Common shares outstanding	39,298	39,252	39,560
Tangible book value (non-GAAP)	$19.71	$19.40	$20.52

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$96,181	$66,455	$88,350
Plus: amortization of intangibles (annualized), net of tax	1,853	2,069	1,025
Net income before amortization of intangibles (annualized)	$98,034	$68,524	$89,375

Average total shareholders' equity	$1,151,933	$1,145,882	$1,064,271
Less: average goodwill and other intangible assets, net of deferred tax liability	(380,734)	(380,781)	(322,204)
Average tangible equity (non-GAAP)	$771,199	$765,101	$742,067
Return on average tangible shareholders' equity (non-GAAP)	12.71%	8.96%	12.04%

(3) Efficiency Ratio (non-GAAP)
Noninterest expense	$48,528	$48,246	$50,178
Less: merger related expenses	—	—	(10,179)
Noninterest expense excluding nonrecurring items	$48,528	$48,246	$39,999

Net interest income per consolidated statements of net income	$69,929	$69,276	$64,412
Plus: taxable equivalent adjustment	725	780	903
Net interest income (FTE) (non-GAAP)	70,654	70,056	65,315
Noninterest income	15,609	16,483	15,231
Less: net losses on sale of securities	—	—	26
Net interest income (FTE) (non-GAAP) plus noninterest income	$86,263	$86,539	$80,572
Efficiency ratio (non-GAAP)	56.26%	55.75%	49.64%

(4) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,154,711	$1,142,115	$1,191,998
Less: goodwill and other intangible assets, net of deferred tax liability	(380,278)	(380,735)	(380,247)
Tangible common equity (non-GAAP)	$774,434	$761,380	$811,751

Total assets	$8,967,896	$9,190,572	$8,764,649
Less: goodwill and other intangible assets, net of deferred tax liability	(380,278)	(380,735)	(380,247)
Tangible assets (non-GAAP)	$8,587,618	$8,809,837	$8,384,402
Tangible common equity to tangible assets (non-GAAP)	9.02%	8.64%	9.68%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$75,548	$76,848	$82,457
Less: interest expense	(5,619)	(7,572)	(18,045)
Net interest income per consolidated statements of net income	69,929	69,276	64,412
Plus: taxable equivalent adjustment	725	780	903
Net interest income (FTE) (non-GAAP)	$70,654	$70,056	$65,315
Net interest income (FTE) (annualized)	$281,080	$278,701	$259,130
Average earning assets	$8,322,022	$8,477,074	$7,304,501
Net interest margin (FTE) (non-GAAP)	3.38%	3.29%	3.55%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures - continued:

	2020	2020	2019
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter

PTPP / Average Assets (non-GAAP)
Income before taxes	$29,880	$20,028	$27,360
Plus: Provision for credit losses	7,130	17,485	2,238
Total	37,010	37,513	29,598
Total (annualized) (non-GAAP)	$147,235	$149,237	$117,427
Average assets	$9,124,059	$9,293,004	$7,924,087
PTPP / Average Assets (non-GAAP)	1.61%	1.61%	1.48%

		For the Twelve Months Ended December 31,
		2020	2019

(6) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income		$21,040	$98,234
Plus: amortization of intangibles, net of tax		2,001	660
Net income before amortization of intangibles		$23,041	$98,894

Average total shareholders' equity		$1,169,489	$983,908
Less: average goodwill and other intangible assets, net of deferred tax liability		(380,846)	(297,589)
Average tangible equity (non-GAAP)		$788,643	$686,319
Return on average tangible shareholders' equity (non-GAAP)		2.92%	14.41%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense		$186,643	$167,116
Less: merger related expenses		(2,342)	(11,350)
Noninterest expense excluding nonrecurring items		$184,301	$155,766

Net interest income per consolidated statements of net income		$279,388	$246,791
Plus: taxable equivalent adjustment		3,202	3,757
Net interest income (FTE) (non-GAAP)		282,590	250,548
Noninterest income		59,719	52,558
Less: net (gains)losses on sale of securities		(142)	26
Net interest income (FTE) (non-GAAP) plus noninterest income		$342,167	$303,132
Efficiency ratio (non-GAAP)		53.86%	51.39%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income		$320,464	$320,484
Less: interest expense		(41,076)	(73,693)
Net interest income per consolidated statements of net income		279,388	246,791
Plus: taxable equivalent adjustment		3,202	3,757
Net interest income (FTE) (non-GAAP)		$282,590	$250,548
Average earning assets		$8,372,894	$6,885,372
Net interest margin (FTE) (non-GAAP)		3.38%	3.64%

PTPP / Average Assets (non-GAAP)
Income before taxes		$21,039	$117,360
Plus: Provision for credit losses		131,424	14,873
Total		152,463	132,233
Total (non-GAAP)		$152,463	$132,233
Average assets		$9,152,747	$7,435,536
PTPP / Average Assets (non-GAAP)		1.67%	1.78%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 15

The following profitability metrics for the twelve months ended December 31, 2020 are adjusted to exclude a $58.7 million loss related to a customer fraud.

2020
Twelve Months Ended December 31,

Return on Average Tangible Shareholders' Equity (non-GAAP)
Net Income	$21,040
Provision for credit losses	58,671
Tax effect	(12,321)
Net income excluding fraud	$67,390

Net income excluding fraud	$67,390
Plus: amortization of intangibles , net of tax	2,001
Net income before amortization of intangibles	$69,391

Average total shareholders' equity	$1,169,489
Less: average goodwill and intangible assets, net of deferred tax liability	(380,846)
Average tangible equity (non-GAAP)	$788,643
Return on average tangible shareholders' equity (non-GAAP)	8.80%

Return on Average Assets (non-GAAP)
Net income excluding fraud	$67,390
Average total assets	9,152,747
Return on average assets (non-GAAP)	0.74%

Return on Average Equity (non-GAAP)
Net income excluding fraud	$67,390
Average total shareholders' equity	1,169,489
Return on average assets (non-GAAP)	5.76%
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